Exhibit 99.1

SAMSON OIL & GAS, NYSE MKT LISTING Denver 1600 hours March 15th, 2016, Perth 0700 hours March 16th, 2016

On March 14, 2016, Samson Oil and Gas Limited (“Samson”) received notification from the NYSE MKT LLC that its stockholders’ equity has fallen below the required level as at December 31st 2015.

Specifically, Samson is not in compliance with Section 1003(a)(i) (requiring stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years) and Section 1003(a)(ii) (requiring stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years). As of December 31, 2015, Samson had a stockholders’ equity deficit of $197,183.

The NYSE MKT has invited Samson to formulate and present a plan to rectify this situation prior to April 13th, 2016. Samson intends to present a plan within this timeframe, and it anticipates that the plan will focus on the Williston Basin acquisition that it is continuing to pursue. This acquisition has attracted Samson’s primary lender’s financial support and is expected to close prior of the end of the current quarter. The Company is confident that, after the acquisition, it will be in a position to regain full compliance with the required level of stockholders’ equity prior to September 14, 2017, as required by the NYSE MKT.

Samson’s recent settlement of its dispute with Halliburton is also expected to help it regain compliance. Pursuant to the settlement, Samson will receive a cash payment of $725,000 and a credit for $172,000 of revenue previously held in suspense, for a total of $897,000 of additional company funds.

Samson’s ADSs will continue to be listed on the NYSE MKT while it regains compliance with the stockholders’ equity listing standards, subject to Samson’s compliance with other continued listing requirements. The NYSE MKT notification does not affect Samson’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

Samson’s Ordinary Shares are traded on the Australian Securities Exchange under the symbol "SSN". Samson's American Depository Shares (ADSs) are traded on the New York Stock Exchange MKT under the symbol "SSN". Each ADS represents 200 fully paid Ordinary Shares of Samson. Samson has a total of 2,837 million ordinary shares issued and outstanding (including 230 million options exercisable at AUD 3.8 cents), which would be the equivalent of 14.185 million ADSs. Accordingly, based on the NYSE MKT closing price of US$1.13 per ADS on March 14th, 2016, the Company has a current market capitalization of approximately US$16.2 million (the options have been valued at an exchange rate of 0.7155). Correspondingly, based on the ASX closing price of A$0.006 for ordinary shares and a closing price of A$0.001 for the 2017 options, on March 14th, 2016, the Company has a current market capitalization of approximately A$17.3 million.

Samson Oil & Gas USA

1331, 17th Street, Suite 710, Denver Colorado 80202 Tel + 1 303 295 0344 Fax + 1 303 295 1961

Samson Oil & Gas Limited

Level 16, AMP Building, 140 St Georges Terrace, Perth Western Australia 6000 / PO Box 7654, Cloisters Square Perth Western Australia 6850

Tel + 61 8 9220 9830 Fax + 61 8 9220 9820 ABN 25 009 069 005 ASX Code SSN

SAMSON OIL & GAS LIMITED TERRY BARR Managing Director	For further information please contact, Terry Barr, CEO on 303 296 3994 (US office)

Statements made in this press release that are not historical facts may be forward looking statements, including but not limited to statements using words like “may”, “believe”, “expect”, “anticipate”, “should” or “will.” Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward looking information, including uncertainties inherent in estimating the methods, timing and results of exploration activities. A description of the risks and uncertainties that are generally attendant to Samson and its industry, as well as other factors that could affect Samson’s financial results, are included in the prospectus and prospectus supplement for its recent Rights Offering as well as the Company's report to the U.S. Securities and Exchange Commission on Form 10-K, which are available at www.sec.gov/edgar/searchedgar/webusers.htm.

Samson Oil & Gas USA

1331, 17th Street, Suite 710, Denver Colorado 80202 Tel + 1 303 295 0344 Fax + 1 303 295 1961

Samson Oil & Gas Limited

Level 16, AMP Building, 140 St Georges Terrace, Perth Western Australia 6000 / PO Box 7654, Cloisters Square Perth Western Australia 6850

Tel + 61 8 9220 9830 Fax + 61 8 9220 9820 ABN 25 009 069 005 ASX Code SSN